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    Carolina Power & Light Company
    BALANCE SHEETS                                                        June 30              December 31
    (In thousands)                                                 1994            1993            1993
                                                                   ----            ----            ----

                             ASSETS
    Electric Utility Plant
      Electric utility plant in service......................$   8,960,319    $  8,707,382    $  8,789,518
      Accumulated depreciation...............................   (3,054,933)     (2,766,827)     (2,897,832)
                                                               ------------    ------------    ------------
             Electric utility plant in service, net..........    5,905,386       5,940,555       5,891,686
      Held for future use....................................       13,222          13,284          13,300
      Construction work in progress..........................      244,124         225,767         309,713
      Nuclear fuel, net of amortization......................      199,281         222,019         217,488
                                                               ------------    ------------    ------------
             Total Electric Utility Plant, Net...............    6,362,013       6,401,625       6,432,187
                                                               ------------    ------------    ------------

    Current Assets
      Cash and cash equivalents..............................       19,254          32,646          23,607
      Accounts receivable....................................      332,829         336,708         321,309
      Fuel...................................................       81,735         100,463          62,029
      Materials and supplies.................................      118,891         114,334         111,052
      Deferred fuel cost.....................................       18,042          40,365           9,827
      Prepayments............................................       44,589          44,223          46,869
      Other current assets...................................       15,160          19,098          18,591
                                                               ------------    ------------    ------------
             Total Current Assets............................      630,500         687,837         593,284
                                                               ------------    ------------    ------------

    Deferred Debits and Other Assets
      Income taxes recoverable
       through future rates..................................      381,856         377,312         385,515
      Abandonment costs......................................       85,278         175,308         125,361
      Harris Plant deferred costs............................      136,272         138,528         144,399
      Unamortized debt expense...............................       65,726          55,721          63,898
      Miscellaneous other property and investments...........      314,163         191,418         264,165
      Other assets and deferred debits.......................      190,801         159,258         185,209
                                                               ------------    ------------    ------------
             Total Deferred Debits and Other Assets..........    1,174,096       1,097,545       1,168,547
                                                               ------------    ------------    ------------
                Total Assets.................................$   8,166,609    $  8,187,007    $  8,194,018
                                                               ============    ============    ============
                 CAPITALIZATION AND LIABILITIES

    Capitalization
      Common stock equity....................................$   2,659,859    $  2,577,637    $  2,632,116
      Preferred stock - redemption not required..............      143,801         143,801         143,801
      Long-term debt, net....................................    2,527,025       2,567,596       2,584,903
                                                               ------------    ------------    ------------
             Total Capitalization............................    5,330,685       5,289,034       5,360,820
                                                               ------------    ------------    ------------
    Current Liabilities
      Current portion of long-term debt......................      227,050         350,000         162,630
      Notes payable (principally commercial paper)...........       72,600          30,900          76,000
      Accounts payable.......................................      181,116         201,387         293,093
      Taxes accrued..........................................       77,681          82,598          20,913
      Interest accrued.......................................       55,070          61,649          54,770
      Dividends declared (Note 2)............................       70,095          70,706          74,111
      Other current liabilities..............................       75,888          70,412          67,510
                                                               ------------    ------------    ------------
             Total Current Liabilities.......................      759,500         867,652         749,027
                                                               ------------    ------------    ------------
    Deferred Credits and Other Liabilities
      Accumulated deferred income taxes......................    1,580,845       1,518,272       1,585,490
      Accumulated deferred investment tax credits............      257,819         270,607         263,588
      Other liabilities and deferred credits.................      237,760         241,442         235,093
                                                               ------------    ------------    ------------
             Total Deferred Credits and Other Liabilities....    2,076,424       2,030,321       2,084,171
                                                               ------------    ------------    ------------
    Commitments and Contingencies (Note 3)

                Total Capitalization and Liabilities.........$   8,166,609    $  8,187,007    $  8,194,018
                                                               ============    ============    ============

    SCHEDULES OF COMMON STOCK EQUITY
    (In thousands)
      Common stock...........................................$   1,624,696    $  1,622,277    $  1,622,277
      Unearned ESOP common stock.............................     (211,285)       (228,747)       (220,725)
      Capital stock issuance expense.........................         (790)           (334)           (790)
      Retained earnings......................................    1,247,238       1,184,441       1,231,354
                                                               ------------    ------------    ------------
             Total Common Stock Equity.......................$   2,659,859    $  2,577,637    $  2,632,116
                                                              ============    ============    ============
    _____________________
    See Supplemental Data and Notes to Financial Statements.
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